Exhibit 5.1

[Letterhead of Willkie Farr & Gallagher LLP]

March 30, 2012

Clovis Oncology, Inc.

2525 28th Street, Suite 100

Boulder, Colorado 80301

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Clovis Oncology, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a registration statement on Form S-1 (File No. 333-180293) filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale by the Company of $75.0 million of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), and up to an additional $11.25 million of shares of Common Stock subject to the exercise of the underwriters’ over-allotment option. In addition, the Company’s Board of Directors has authorized the issuance of such additional number of shares of Common Stock as the Company may elect to include in a registration statement filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Registration Statement, should the Company make such an election. All shares of Common Stock registered under the Registration Statement, as amended, and any registration statement filed under Rule 462(b) relating to the same offering under the Registration Statement (a “Rule 462(b) Registration Statement”) are herein called the “Shares”.

We have examined copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, the Registration Statement, all relevant resolutions adopted by the Company’s Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

As to questions of fact material to the opinion expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion contained herein, we have assumed

Clovis Oncology, Inc.

March 30, 2012

(i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that upon final confirmation of the terms of the offering by the board of directors of the Company (or a committee thereof) and when the Registration Statement and any amendments thereto (including post-effective amendments) has become effective under the Act, the Shares to be issued and sold by the Company will have been duly authorized and, when issued, sold and paid for in accordance with the terms set forth in the Registration Statement, the prospectus included therein, any free writing prospectuses related thereto and the form of underwriting agreement most-recently filed as an exhibit to the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any Rule 462(b) Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement and any Rule 462(b) Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP